UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

June 6, 2022
Date of Report (Date of Earliest Event Reported)

HP Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-4423	94-1081436
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1501 Page Mill Road, Palo Alto, California		94304
(Address of principal executive offices)		(Zip code)

(650) 857-1501
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	HPQ	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01          Other Events

On June 6, 2022, HP Inc. (the “Company” or “HP”) entered into an Underwriting Agreement (the “Underwriting Agreement”) among the Company, Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein, for the issuance and sale by the Company of (i) $900,000,000 aggregate principal amount of its 4.750% notes due 2028 (the “2028 Notes”) and (ii) $1,100,000,000 aggregate principal amount of its 5.500% notes due 2033 (the “2033 Notes” and, the 2033 Notes together with the 2028 Notes, the “Notes”).  The Underwriting Agreement is attached hereto as Exhibit 1.1.  The Notes were registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-235474) filed with the Securities and Exchange Commission on December 12, 2019, as amended by Post-Effective Amendment No. 1 thereto dated December 9, 2020, and Post-Effective Amendment No. 2 thereto dated December 10, 2020 (as so amended, the “Registration Statement”).

On June 6, 2022, the Company issued a press release announcing the pricing of the offering of the Notes.  A copy of the news release announcing the pricing of the offering of the Notes, which describes the offering of the Notes in greater detail, is hereby incorporated by reference and attached hereto as Exhibit 99.1.

Item 9.01.          Financial Statements and Exhibits.

Exhibit Number	Description
1.1	Underwriting Agreement dated June 6, 2022, by and among the Company, Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC and Wells Fargo Securities, LLC.
99.1	HP Inc. News Release, dated June 6, 2022.
104	Cover Page Interactive Data File, formatted in Inline XBRL (included as Exhibit 101).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HP INC.

DATE: June 8, 2022	By:	/s/ RICK HANSEN
	Name:	Rick Hansen
	Title:	Deputy General Counsel, Corporate and Corporate Secretary